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                                                                EXHIBIT 10.34

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of February 5, 1997 by and between GENE LOGIC INC., a Delaware corporation (the "Company") and KEITH O. ELLISTON, a Connecticut resident ("Elliston").

                                      RECITAL:

     The Company desires to secure the services of Elliston and Elliston desires to perform such services for the Company on the terms and conditions as set forth in this Agreement.

     NOW, THEREFORE, in consideration of these premises and the mutual promises and conditions contained in this Agreement, the parties hereto hereby agree as follows:

     1. EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this Agreement, the Company shall employ Elliston as Senior Vice President and Chief Scientific Officer of the Company and Elliston hereby accepts such employment and such positions. Elliston shall devote his full time, ability, attention, knowledge and skill to performing all duties as Senior Vice President, and Chief Scientific Officer of the Company as lawfully assigned or delegated to him by the Chief Executive Officer of the Company.

     2. BASE SALARY. In consideration for Elliston's services to the Company during the term of his employment under this Agreement, Elliston shall receive an annual base salary of $175,000 during 1997, and thereafter in such amounts as may be determined by the Company, but not less than $175,000. Base salary shall be paid in equal, bi-weekly installments from which the Company shall withhold and deduct all applicable federal and state income, social security, disability and other taxes as required by applicable laws.

     3. INCENTIVE STOCK OPTIONS. In addition to the salary specified above, on or before February 28, 1997, the Company shall grant to Elliston options to purchase 100,000 shares of the Company's common stock at a purchase price of $0.15 per share. Such incentive stock options shall become exercisable according to the following schedule: twenty-five percent (25%) upon the date of signing of this Agreement and thereafter at a rate of 1/36th each month for 36 months beginning upon the first anniversary of such date. The Company will grant additional incentive stock options to Elliston in each year during which this Agreement remains in force, in numbers consistent with Elliston's position as Senior Vice President and Chief Scientific Officer of the Company, at an exercise price determined by the Company's auditors and other financial advisers in accordance with established accounting and taxation principles. The number and schedule of issue of such additional options is envisaged as laid out in Exhibit A to this Agreement. Such incentive stock options shall become exercisable according to the schedule established by the Board of Directors for the Company's Incentive Stock Option Plan. Any unexercisable options held by Elliston pursuant to this Section 3 shall automatically become exercisable upon the date upon which a registration statement for the sale of securities of the Company to the public becomes effective, or upon any merger of the Company or sale of the Company or all or substantially all of its assets. In the event Elliston terminates this Agreement prior to its first anniversary, the Company shall have the right to repurchase any shares of the Company's stock acquired by Elliston pursuant to the exercise of options granted under this

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Section 3, such repurchase to occur at a purchase price equal to Elliston's original purchase price for such shares.

     4.   ADDITIONAL COMPENSATION AND BENEFITS.

     4.1 BONUS FOR 1997. Upon the execution of this Agreement, the Company shall pay to Elliston a cash bonus in the amount of $50,000.

     4.2 ANNUAL PERFORMANCE BONUS. During each calendar year while this Agreement remains in force, commencing with 1998, Elliston shall receive, in addition to the base salary specified in Section 2 above, a performance bonus based upon achievement of goals mutually agreed by Elliston and the Chief Executive Officer of the Company. The amount of such bonus for 1998 shall be not less than $25,000 in cash, and thereafter in such amount as may be determined by the Company.

     4.3 RELOCATION EXPENSES AND ALLOWANCES. The Company shall reimburse Elliston on a tax grossed-up basis for all reasonable moving expenses, temporary accommodation and house-hunting expenses and other costs related to his relocation to the vicinity of the Company's headquarters, including seller's closing costs on the sale of Elliston's existing house and purchaser's closing costs on the purchase of a new home of similar value, including up to three (3) points on the new mortgage for such purchase.

     4.4 MEDICAL BENEFITS, VACATION AND SICK LEAVE. Elliston shall be entitled to participate in such medical, health and life insurance plans as the Company may from time to time implement, and to receive twenty (20) days of paid vacation per year and sick leave on the same basis as the Company's other senior executives.

     4.5 PENSION PLAN. Elliston shall be entitled to participate as a beneficiary under such pension plan(s) as the Company may from time to time adopt, on the same basis as the Company's other senior executives.

     5. CONFIDENTIALITY AND PROPRIETARY INVENTIONS AGREEMENT. Upon the commencement of the term of this Agreement, Elliston shall enter into the Company's standard form of agreement relating to the treatment of the Company's confidential information and ownership of proprietary inventions.

     6. TERM OF EMPLOYMENT. Subject to the provision of Section 7, the term of the employment engaged by this Agreement shall be a period of four (4) years commencing on March 1, 1997 and ending on February 28, 2001, whereupon the term shall automatically renew for successive one (1) year periods unless one of the parties to the Agreement shall have given notice of its intention to terminate the Agreement not later than ninety (90) days prior to the end of such initial term or any such renewal term.

     7.   TERMINATION OF EMPLOYMENT.

     7.1 FOR CAUSE. The Company may terminate this Agreement, effective immediately upon written notice to Elliston, if at any time, in the reasonable opinion of the Company's Board of Directors, (a) Elliston commits any material act of dishonesty, fraud or

                                      2.

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embezzlement with respect to the Company or any subsidiary or affiliate thereof, (b) is convicted of a crime of moral turpitude, or (c) breaches any material obligation under this Agreement. The Company's total liability to Elliston in the event of termination of Elliston's employment under this Subsection 7.1 shall be limited to the payment of Elliston's salary and benefits through the effective date of termination.

     7.2 WITHOUT CAUSE. The Company may terminate this Agreement without cause upon thirty (30) days' written notice to Elliston. Upon any termination of this Agreement without cause by the Company, the Company shall pay to Elliston as severance pay an amount equal to one half (1/2) of Elliston's salary for that calendar year during which the termination becomes effective, in additional to such other compensation to which Elliston may be entitled prior to the date of elimination.

     7.3 BY ELLISTON. Elliston reserves the right to terminate his employment hereunder for any reason upon thirty (30) days' written notice to the Company. The Company's total liability to Elliston in the event of termination of Elliston's employment under this Subsection 7.3 shall be limited to the payment of Elliston's salary and benefits through the effective date of termination and the provisions of Subsection 7.2 shall not apply.

     8.   MISCELLANEOUS.

     8.1 MODIFICATION. Any modification of this Agreement shall be effective only if reduced to writing and signed by the parties to be bound thereby.

     8.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and Elliston pertaining to the subject matter hereof and supersedes all prior or contemporaneous written or verbal agreements and understandings between the parties in connection with the subject matter hereof.

     8.3 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

     8.4 WAIVER. The parties hereto shall not be deemed to have waived any of their respective rights under this Agreement unless the waiver is in writing and signed by the waiving party. No delay in exercising any right shall be a waiver of such right nor shall a waiver of any right on one occasion operate as a waiver of such right on a future occasion.

     8.5 COST OF ENFORCEMENT. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, each party shall initially bear its own costs and legal fees associated with such action or proceeding. The prevailing party in any such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

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     8.6  NOTICES.  All notices provided for herein shall be in writing and delivered personally or sent by United States mail, registered or certified, postage paid or by Federal Express, addressed as follows:

               To the Company:     Gene Logic, Inc.
                                   10150 Old Columbia Road
                                   Columbia, MD  21046

               To Elliston:        Keith O. Elliston, Ph.D.
                                   3 Canberra Court
                                   Guilford, CT  06437

or to such other addresses as either of such parties may from time to time designate in writing. Any notice given under this Agreement shall be deemed to have been given on the date of actual receipt, or, if not received during normal business hours, on the next business day.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers or agents as of the date first written above.

"Company"                                "Employee"

GENE LOGIC INC.                          /s/ KEITH O. ELLISTON
                                         -------------------------------------
a Delaware corporation                   Keith O. Elliston


By: /s/ MICHAEL J. BRENNAN
    --------------------------------
Name:   Dr. Michael J. Brennan

Title:  President and Chief Executive Officer

                                      4.